EXHIBIT 99.1.A

                                   DONINI INC.

                                       March 30, 2001

Mr. Louis Lettieri
Samuel Klein & Co.
One Newark Center
Newark, NJ 07102

Dear Mr. Lettieri:

         I regret to inform you that the Board of Directors has made a decision due to the location of the Company's facilities and its past association with KPMG, that it is appropriate to change accountants as of March 31, 2001. Our securities counsel has spoken most highly of your work and to the extent we have an opportunity to continue to use your past audits and any future assignments you can rest assured that you will be called upon.

         Please submit to us a bill for any past due services. I want to extend my sincerest appreciation to you and for your firm's very competent services.

                                       Very truly yours,


                                       /s/ PETER DEROS
                                       -----------------------------
                                       Peter Deros
                                       President